Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Craig S. Miller, Thomas J. Pennison, Jr. and Robin P. Selati and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Ruth’s Chris Steak House, Inc.) to sign any or all amendments (including post-effective amendments) to the Form S-1 Registration Statement for Ruth’s Chris Steak House, Inc. (SEC File No. 333-124285) and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: June 22, 2005	By:	/s/ Bannus B. Hudson
Bannus B. Hudson Director